Exhibit Number
99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2007 RESULTS WITH NET OPERATING REVENUES UP 17.3%
FRANKLIN, TN. (April 25, 2007) — Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the first quarter ended March 31, 2007.
     Net operating revenues for the quarter ended March 31, 2007, totaled $1.204 billion, a 17.3% increase compared with $1.027 billion for the same period last year. Income from continuing operations decreased 5.1% to $54.3 million, or $0.58 per share (diluted), on 94.4 million weighted average shares outstanding for the quarter ended March 31, 2007, compared with $57.3 million, or $0.58 per share (diluted), on 98.2 million weighted average shares outstanding for the same period last year. Net income increased to $54.3 million, or $0.58 per share (diluted), for the quarter ended March 31, 2007, compared with $54.0 million, or $0.55 per share (diluted), for the same period last year. Loss on discontinued operations for the quarter ended March 31, 2006, consists of an after-tax loss of approximately $3.2 million, or $0.03 per share (diluted), related primarily to the sale of one hospital in March of 2006, which was designated as being held for sale at December 31, 2005.
     Adjusted EBITDA for the first quarter of 2007 was $170.2 million, compared with $158.5 million for the same period last year, representing a 7.4% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the first quarter of 2007 was $120.3 million, compared with $90.8 million for the same period last year.
     The consolidated financial results for the quarter ended March 31, 2007, reflect a 12.7% increase in total admissions compared with the same period last year. This increase is primarily attributable to hospitals acquired during 2006 and 2005. On a same-store basis, admissions increased 1.0% and adjusted admissions increased 1.2%, compared with the same period last year. On a same-store basis, net operating revenues increased 6.1%, compared with the same period last year.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. states, “We are pleased with our financial and operating results for the first quarter. With our proven centralized operating strategy and, more importantly, disciplined cost management, we continue to manage successfully through the issues facing the industry.”
- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007
     On March 19, 2007, the Company and Triad Hospitals, Inc. (“Triad”) announced that they have entered into a definitive merger agreement pursuant to which Community Health Systems, Inc. will acquire Triad for $54 per share in cash, or approximately $6.8 billion, including $1.7 billion of existing indebtedness. The merger would create the largest publicly traded hospital company in the United States. The combined company would own or operate approximately 130 hospitals in 28 states, with a total bed count of approximately 18,700. The closing of this transaction is currently expected to occur in the 3rd quarter of 2007.
     Effective April 1, 2007, the Company completed the acquisition of Lincoln General Hospital, a 157 bed acute care hospital located in Ruston, Louisiana. Ruston is approximately 70 miles east of Shreveport, Louisiana, and is home to both Louisiana Tech University and Grambling State University.
     “Our track record of assimilating new hospitals into our system with favorable results demonstrates one of the company’s strengths,” Smith added. “We are also very focused on implementing a successful integration of the Triad hospitals.”
     Located in Franklin, Tennessee, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 78 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH”.
     Community Health Systems will provide a pre-recorded management presentation discussing these results. This presentation will be available beginning 10:30 a.m. Central time, 11:30 a.m. Eastern time, on Thursday, April 26, 2007, and will be available online through May 25, 2007. Investors will have the opportunity to listen to a webcast of the presentation by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. A digital recording of the call will also be available by dialing 1-800-642-1687 and will continue through May 3, 2007. To access this recording, please enter 2850466 when prompted for the Conference I.D. A copy of the Company’s Form 8-K (including this press release) and corresponding slide show will also be available on the Company’s website at www.chs.net.
     Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K and, current reports on Form 8-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Financial Highlights
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007		2006
Net operating revenues	$1,203,997		$1,026,562
Adjusted EBITDA (a)	$170,199	(b)	$158,458
Income from continuing operations	$54,324		$57,254
Net income	$54,324		$54,038
Income from continuing operations per share-basic	$0.58		$0.59
Income from continuing operations per share-diluted	$0.58	(b)	$0.58
Net income per share — basic	$0.58		$0.56
Net income per share — diluted	$0.58	(b)	$0.55
Weighted average number of shares outstanding — basic	93,403		96,552
Weighted average number of shares outstanding — diluted	94,365		98,209
Net cash provided by operating activities	$120,347		$90,814

(Footnotes on next page.)
- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007

(a)	EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the consolidated financial statements for the three months ended March 31, 2007 and 2006 (in thousands):

	Three Months Ended
	March 31,
	2007	2006
Adjusted EBITDA	$170,199	$158,458
Interest expense, net	(30,404)	(21,787)
Provision for income taxes	(34,008)	(36,298)
Loss from operations of hospital sold, net of taxes	—	(657)
Depreciation and amortization of discontinued operations	—	—
Other non-cash expenses, net	5,704	(1,299)
Net changes in operating assets and liabilities, net of effects of acquisitions	8,856	(7,603)

Net cash provided by operating activities	$120,347	$90,814

(b)	Includes additional stock-based compensation expense of approximately $2.7 million, or $0.02 per diluted share, representing an additional incremental year of stock-based compensation expense as no restricted stock or options were granted in 2004.
- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007		2006
	Amount	%	Amount	%
Net operating revenues	$1,203,997	100.0%	$1,026,562	100.0%

Operating expenses:
Salaries and benefits	486,336	40.4%	407,668	39.7%
Provision for bad debts	135,699	11.3%	107,591	10.5%
Supplies	140,508	11.7%	122,820	12.0%
Other operating expenses	245,259	20.3%	207,043	20.2%
Rent	25,996	2.2%	22,982	2.2%
Depreciation and amortization	51,270	4.2%	42,506	4.1%
Minority interests in earnings	193	0.0%	613	0.1%

Total expenses	1,085,261	90.1%	911,223	88.8%

Income from operations	118,736	9.9%	115,339	11.2%
Interest expense, net	30,404	2.6%	21,787	2.1%

Income from continuing operations before income taxes	88,332	7.3%	93,552	9.1%
Provision for income taxes	34,008	2.8%	36,298	3.5%

Income from continuing operations	54,324	4.5%	57,254	5.6%

Discontinued operations, net of taxes:
Loss from operations	—	—	(657)	-0.1%
Loss on sale of hospital	—	—	(2,559)	-0.2%

Loss on discontinued operations	—	—	(3,216)	-0.3%

Net income	$54,324	4.5%	$54,038	5.3%

Income from continuing operations per share-basic	$0.58		$0.59

Income from continuing operations per share-diluted	$0.58		$0.58

Net income per share — basic	$0.58		$0.56

Net income per share — diluted	$0.58		$0.55

Weighted average number of shares outstanding:
Basic	93,403		96,552

Diluted	94,365		98,209

Net Income per share calculation:
Net income	$54,324		$54,038
Add — Convertible notes interest, net of taxes	—		135

Adjusted net income	$54,324		$54,173

Weighted average number of shares outstanding — basic	93,403		96,552
Add effect of dilutive securities:
Stock awards	962		1,068
Convertible notes	—		589

Weighted average number of shares outstanding — diluted	94,365		98,209

- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Three Months Ended March 31,
	Consolidated			Same-Store
	2007	2006	% Change	2007	2006	% Change
Number of hospitals (at end of period)	77	70		69	69
Licensed beds (at end of period)	9,133	8,074		8,053	7,994
Beds in service (at end of period)	7,343	6,528		6,521	6,453
Admissions	89,024	78,966	12.7%	79,030	78,271	1.0%
Adjusted admissions	163,016	143,168	13.9%	143,820	142,178	1.2%
Patient days	364,180	333,249	9.3%	326,503	330,382	-1.2%
Average length of stay (days)	4.1	4.2		4.1	4.2
Occupancy rate (average beds in service)	55.1%	57.0%		56.0%	57.2%
Net operating revenues	$1,203,997	$1,026,562	17.3%	$1,079,826	$1,017,593	6.1%
Net inpatient revenue as a % of total net operating revenues	50.4%	50.9%		50.5%	50.9%
Net outpatient revenue as a % of total net operating revenues	48.5%	47.8%		48.4%	45.0%
Income from operations	$118,736	$115,339	2.9%	$206,662	$200,649	3.0%
Income from operations as a % of net operating revenues	9.9%	11.2%		19.1%	19.7%

Depreciation and amortization	$51,270	$42,506		$45,783	$42,139

Minority interest in earnings	$193	$613		$193	$613

Liquidity Data:
Adjusted EBITDA	$170,199	$158,458	7.4%
Adjusted EBITDA as a % of net operating revenues	14.1%	15.4%

Net cash provided by operating activities	$120,347	$90,814

Net cash provided by operating activities as a % of net operating revenue	10.0%	8.8%

Continuing operating results and statistical data exclude discontinued operations for all periods presented.
- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets
Cash and cash equivalents	$62,878	$40,566
Patient accounts receivable, net of allowance for doubtful accounts of $497,354 and $478,565 at March 31, 2007 and December 31, 2006, respectively	817,497	773,984
Supplies	113,315	113,320
Deferred income taxes	13,249	13,249
Prepaid expenses and taxes	35,712	32,385
Other current assets	49,354	47,880

Total current assets	1,092,005	1,021,384

Property and equipment	2,667,923	2,630,366
Less accumulated depreciation and amortization	(682,220)	(643,789)

Property and equipment, net	1,985,703	1,986,577

Goodwill	1,332,422	1,336,525

Other assets, net	198,786	162,093

Total assets	$4,608,916	$4,506,579

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$23,058	$35,396
Accounts payable	239,889	247,747
Current income taxes payable	25,524	7,626
Accrued interest	11,675	7,122
Accrued liabilities	290,570	277,392

Total current liabilities	590,716	575,283

Long-term debt	1,900,849	1,905,781

Deferred income taxes	141,472	141,472

Other long-term liabilities	195,429	160,370

Stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 95,723,518 shares issued and 94,747,969 shares outstanding at March 31, 2007 and 95,026,494 shares issued and 94,050,945 shares outstanding at December 31, 2006	957	950
Additional paid-in capital	1,202,476	1,195,947
Treasury stock, at cost, 975,549 shares at March 31, 2007 and December 31, 2006	(6,678)	(6,678)
Unearned stock-based compensation	—	—
Accumulated other comprehensive income	1,715	5,798
Retained earnings	581,980	527,656

Total stockholders’ equity	1,780,450	1,723,673

Total liabilities and stockholders’ equity	$4,608,916	$4,506,579

- MORE -

CYH Announces First Quarter 2007 Results

April 25, 2007
COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities
Net income	$54,324	$54,038
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,270	42,506
Minority interest in earnings	193	613
Stock-based compensation expense	6,330	3,651
Loss on sale of hospital	—	3,937
Excess tax benefits relating to stock-based compensation	(758)	(4,360)
Other non-cash expenses, net	132	(590)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(33,322)	(42,326)
Supplies, prepaid expenses and other current assets	(7,867)	2,798
Accounts payable, accrued liabilities and income taxes	45,688	28,371
Other	4,357	2,176

Net cash provided by operating activities	120,347	90,814

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(44,039)	(17,448)
Purchases of property and equipment	(44,789)	(39,704)
Disposition of hospital	—	500
Proceeds from sale of equipment	134	34
Increase in other assets	(7,051)	(22,425)

Net cash used in investing activities	(95,745)	(79,043)

Cash flows from financing activities
Proceeds from exercise of stock options	3,311	1,919
Excess tax benefits relating to stock-based compensation	758	4,360
Stock buy-back	—	(8,112)
Deferred financing costs	(14)	(16)
Redemption of convertible notes	—	(128)
Proceeds from minority investors in joint ventures	1,019	3,060
Redemption of minority investments in joint ventures	(1,253)	(530)
Distributions to minority investors in joint ventures	(1,079)	(596)
Borrowings under credit agreement	—	—
Repayments of long-term indebtedness	(5,032)	(3,885)

Net cash used in financing activities	(2,290)	(3,928)

Net change in cash and cash equivalents	22,312	7,843
Cash and cash equivalents at beginning of period	40,566	104,108

Cash and cash equivalents at end of period	$62,878	$111,951

- END -